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                                                                     Exhibit 8.1


                                [D&W Letterhead]

                               [________ ___], 2003

The Frontier Fund
c/o Equinox Fund Management, LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264

         Re:  The Frontier Fund Tax Opinion

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement") filed on or about [August ___], 2003, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to Units of The Frontier Fund, which was formed as a Delaware statutory trust on August 8, 2003 (the "Trust").

         We have reviewed: (i) the Declaration of Trust and Trust Agreement dated as of August 8, 2003, by and among Equinox Fund Management, LLC, a Delaware limited liability company (the "Managing Owner"), Wilmington Trust Company and the Unit Holders from time to time thereunder (the "Trust Agreement"); (ii) the Registration Statement and the Prospectus constituting part of the Registration Statement (the "Prospectus"); (iii) the exhibits to the Registration Statement; and (iv) such other data and documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In addition, we have reviewed such questions of law as we have considered necessary and appropriate. In rendering these opinions, we have relied upon, without independent investigation or verification, the representations set forth in the Certificate of even date herewith delivered to us by the Managing Owner of the Trust (the "Certificate"), and the facts and information set forth in the documents referred to above. Capitalized terms used herein and not otherwise defined are as defined in the Prospectus.

         Our opinions with respect to federal income tax matters are based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury Department regulations issued thereunder, current published administrative positions of the Internal Revenue Service contained in revenue rulings and revenue procedures and judicial decisions. All of the foregoing authorities are subject to change, which may be retroactive, and to possibly differing interpretations. Any change in these authorities may affect the opinions rendered herein.

         An opinion of counsel is predicated on all the facts, conditions and assumptions set forth in the opinion and is based upon counsel's analysis of the statutes, regulatory interpretations and case law in effect as of the date of the opinion. It is not a guarantee of the current status of the law and should not be accepted as a guarantee that a court of law or an administrative agency will concur in the opinion.

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The Frontier Fund
[August ___], 2003
Page 2


         Based upon the foregoing, we hereby confirm our opinion expressed under the caption "Federal Income Tax Consequences" in the Prospectus that the Trust will be treated as a partnership for federal income tax purposes and, assuming that at least 90% of the gross income of the Trust will constitute "qualifying income" within the meaning of Section 7704(d) of the Code, the Trust will not be a publicly traded partnership treated as a corporation.

         In addition, based upon the foregoing, we hereby confirm that the discussion set forth under the caption "Federal Income Tax Consequences" in the Prospectus constitutes our opinion and correctly summarizes the material federal income tax consequences as of the date of the Prospectus to an individual who is a United States citizen or resident of the purchase, ownership and disposition of Units in the Trust.


         We express no opinion regarding any matter other than the federal income tax matters explicitly addressed herein.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                              Very Truly Yours,



FFH/KAS